Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Contango ORE, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-172448) of Contango ORE, Inc. of our report dated October 9, 2015, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Houston, Texas
August 24, 2016